EXHIBIT 12.4
PROVIDING YOUR PETROLUEM ENGINEERING
NEEDS FROM ONE SOURCE


[LOGO OMITTED]
PINNACLE ENERGY SERVICES, L.L.C.



                                             August 17, 2007


 Charles Hill Drilling, Inc - a wholly owned subsidiary of Knight Energy Corp. Flournoy, Lea, Marcom Lease Evaluation - June 2007 Reserve Update
 2930 Cheshire Way
 Grand Prairie, TX 75052-8388


                                       Re: Valuation of Charles Hill Drilling,
                                       Inc.'s Working interest in Flournoy,
                                       Lea & Marcom Leases, Stephens Co., TX


 June 2007 UPDATE SUMMARY


 Attached please find tables and graphs that illustrate our latest reserve and value estimates for Charles Hill Drilling, Inc. interests in various oil and gas producing leases in Stephens Co., TX. These values were determined by Pinnacle Energy Services after updating reserve estimates for the properties.



 Pinnacle Energy Services, LLC


 Lance J. Galvin, P.E.
 Petroleum Engineer






                   Pinnacle Energy Services, LLC - page 1 of 1
                  9420 Cedar Lake Ave. Oklahoma City, OK 73114
        Ofe: 405-810-9151 Fax: 405-843-4700     www.PinnacleEnergy.eom

PROVIDING YOUR PETROLEUM
ENGINEERING NEEDS FROM ONE SOURCE

[LOGO OMITTED]
PINNACLE ENERGY SERVICES, L.L.C.


   Charles Hill Drilling, Inc-a wholly owned subsidiary of Knight Energy Corp.
                                    June 2007


                      Net Reserve Summary and Cash Flow Forecast

  2006
-------------------------------------------------------------------------------------------------------------------------------
     Reserve Category          Oil (MBO)          Gas(MMCF)         Capital ($M)         Cashflow ($M)          PV10 ($M)
-------------------------------------------------------------------------------------------------------------------------------
          PROVED                  0.4               106.4                 0                   308                  244
-------------------------------------------------------------------------------------------------------------------------------
         PROBABLE                 0.0               593.2               1540                  941                   11
-------------------------------------------------------------------------------------------------------------------------------


  2007
-------------------------------------------------------------------------------------------------------------------------------
     Reserve Category          Oil (MBO)          Gas(MMCF)         Capital ($M)         Cashflow ($M)          PV10 ($M)
-------------------------------------------------------------------------------------------------------------------------------
          PROVED                 116.9              569.5                600                 7,638                6,187
-------------------------------------------------------------------------------------------------------------------------------
         PROBABLE                 8.6               516.7                980                 1,420                 802
-------------------------------------------------------------------------------------------------------------------------------


  Change from 2006 to 2007
-------------------------------------------------------------------------------------------------------------------------------
     Reserve Category          Oil (MBO)         Gas(MMCF)          Capital ($M)         Cashflow ($M)          PV10 ($M)
-------------------------------------------------------------------------------------------------------------------------------
          PROVED                 116.5             463.1                600                  7,331                5,942
-------------------------------------------------------------------------------------------------------------------------------
         PROBABLE                 8.6                                                         479                  791
-------------------------------------------------------------------------------------------------------------------------------


        Reserve Definitions:

        Proved Producing-reserves come from wells that exist and currently are producing. They can be forecasted with greater certainty.

        Proved Non-Producing-reserves are expected to occur in response to investments, injection, or well work that has been completed.

        Proved Undeveloped-reserves are expected to occur following future investments, injection, or well work.

        Probable-reserves are more likely to occur than not.

        Possible-reserves are less likely to occur than not.




                          Pinnacle Energy Services, LLC
                              9420 Cedar Lake Ave.
                            Oklahoma City, OK 73114
                       Otc: 405-810-9151 Fax: 405-843-4700
                             www.PinnacleEnergy.com